Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238919) and Form S-8 (Nos. 333-232235, 333-198248, 333-189703, 333-178625, 333-160008, 333-159325, 333-159324, 333-122326, and 333-115893) of Assured Guaranty Ltd. of our report dated April 8, 2022 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.1 to the Current Report on Form 8-K of Assured Guaranty Ltd. dated April 8, 2022.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 8, 2022